FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         GEORGIA POWER CAPITAL TRUST III
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             (Exact name of registrant as specified in its charter)


                     DELAWARE                            51-6505002
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(State of incorporation or organization)     (IRS Employer Identification No.)


333 Piedmont Avenue, NE, Atlanta, Georgia                   30308
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          (Address of principal executive offices)         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                      Name of each exchange
             Title of each class                     on which each class is
             to be so registered                       to be so registered
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7.75% Cumulative Quarterly Income Preferred Securities  New York Stock Exchange
(liquidation amount $25 per Preferred Security)

Securities to be registered pursuant to Section 12(g) of the Act:


                                     -None-

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 7.75% Cumulative Quarterly Income Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Georgia Power Capital Trust III, a Delaware business trust ("Georgia Power Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3, as amended, of Georgia Power Company and Georgia Power Capital, Registration Nos. 333-28189 and 333-28189-01, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus subsequently filed by Georgia Power Company and Georgia Power Capital pursuant to Rule 424(b) under the Securities Act. Such prospectus shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

           1           --    Registration Statement on Form S-3, as amended,
                             filed by Georgia Power Company and
                             Georgia Power Capital (Registration Nos. 333-28189 and 333-28189-01) (the
                             "Registration Statement") (incorporated herein by reference).

           4(a)        --    Certificate of Trust of Georgia Power Capital
                             (designated in the Registration Statement as Exhibit 4.3-(a) and incorporated herein by reference).

           4(b)        --    Certificate of Amendment to Certificate of Trust
                             of Georgia Power Capital (designated in the
                             Registration Statement as Exhibit 4.3-(b) and incorporated herein by reference).

           4(c)        --    Form of Amended and Restated Trust Agreement of
                             Georgia Power Capital (designated in the
                             Registration Statement as Exhibit 4.5 and incorporated herein by reference).

           4(d)        --    Form of Subordinated Note Indenture between
                             Georgia Power Company and The Chase
                             Manhattan Bank, as trustee (designated in the Registration Statement as Exhibit 4.1 and incorporated herein by reference).

           4(e)        --    Form of Supplemental Indenture to Subordinated
                             Note Indenture between Georgia Power Company and
                             The Chase Manhattan Bank, as trustee (designated in the Registration Statement as Exhibit 4.2 and incorporated herein by reference).

           4(f)        --    Form of Guarantee Agreement of Georgia Power
                             Company with respect to the Preferred Securities
                             (designated in the Registration Statement as Exhibit 4.8 and incorporated herein by reference).



           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated      June 5, 1997               GEORGIA POWER CAPITAL TRUST III

                                      By GEORGIA POWER COMPANY,
                                               as Depositor



                                      By      /s/  Wayne Boston
                                                        Wayne Boston
                                                      Assistant Secretary